Exhibit 99.1

10390 Pacific Center Court, San Diego, CA 92121-4340
858•646•1100, FAX: 858•646•1150
www.vical.com

January 9, 2009

Mr. Vijay B. Samant

Vical Incorporated

10390 Pacific Center Court

San Diego, CA 92121-4340

Dear Vijay:

As we discussed, this amended and restated letter agreement (the “Agreement”) sets forth the terms and conditions of your continued employment with Vical (“Vical” or the “Company”). This Agreement supersedes and replaces the letter agreement dated November 28, 2000 (the “Prior Agreement”) and the amendments to the Prior Agreement dated February 5, 2002, March 10, 2003, March 15, 2004 and December 19, 2008, which shall have no further force or effect.

This letter sets forth the basic terms and conditions of your employment with the Company. By signing this letter, you will be agreeing to these terms:

1. DUTIES AND SCOPE OF EMPLOYMENT.

(a) Position. The Company agrees to employ you as its President and Chief Executive Officer. You will report to the Board of Directors of the Company (the “Board”) and have the powers and duties commensurate with such position.

(b) Directorship. The Company agrees to use its best efforts to cause you to be nominated for election as a member of the Board throughout the term of your employment. At the pleasure of the Company’s stockholders, you agree to serve as a Director on the Board at no additional compensation.

(c) Obligations. During the term of your employment, you will devote your full business efforts and time to the Company and its subsidiaries (if any). You will not render services to any other person or entity without the express prior approval of the Board. During your employment, you will not engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with the Company; provided that you may own less than one percent of the outstanding securities of any publicly traded corporation.

2. COMPENSATION. During your employment, the Company agrees to pay you as compensation for your services a base salary at the annual rate of $470,075 or at such higher rate as the Company may determine from time to time. Such salary will be payable in accordance with the Company’s standard payroll procedures. (The annual compensation specified in this Section 2, together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Compensation.”)

1.

Mr. Vijay B. Samant

January 9, 2009

3. EMPLOYEE BENEFITS. You are eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. The benefits may be changed from time to time by the Company. Employee benefits currently include health, dental and life insurance and a 401(k) plan. You will also be entitled to four weeks of paid vacation for each full year of service, which can be taken at any time during the year. Sick leave will be in accordance with the Company’s generally applicable policies. Any vacation or sick leave not used within 90 days following the end of a year of service will not accrue.

4. BUSINESS EXPENSES. During your employment, you are authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with your duties hereunder. The Company will reimburse you for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies. To the extent that any taxable reimbursements are provided pursuant to this section, they shall be made or provided in accordance with Section 409A of the Internal Revenue Code and the Treasury Regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), including, but not limited to, the following provisions: (a) the amount of any such expense reimbursement provided during your taxable year shall not affect any expenses eligible for reimbursement in any other taxable year, (b) the reimbursement of the eligible expense shall be made no later than the last day of your taxable year that immediately follows the taxable year in which the expense was incurred, (c) the right to any reimbursement shall not be subject to liquidation or exchange for another benefit or payment.

5. RELOCATION. We are prepared to pay a grossed-up payment equal to $50,000 per year for the term of this Letter Agreement to assist you with your expenses for relocating to the San Diego area, and, prior to relocation, for housing and travel to your current residence in Pennsylvania. To the extent that any expenses are not paid directly to the person or entity to whom they are owed and we instead provide to you taxable reimbursement payments, they shall be made or provided in accordance with Section 409A, including, but not limited to, the following provisions: (a) the amount of any such expense reimbursement or in-kind benefit provided during your taxable year shall not affect any expenses eligible for reimbursement in any other taxable year, (b) the reimbursement of the eligible expense shall be made no later than the last day of your taxable year that immediately follows the taxable year in which the expense was incurred, (c) the right to any reimbursement shall not be subject to liquidation or exchange for another benefit or payment.

6. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. You agree to continue to abide by the terms of the Company’s Employee’s Proprietary Information and Inventions Agreement, a copy of which you previously executed and is enclosed.

2.

Mr. Vijay B. Samant

January 9, 2009

7. TERM AND TERMINATION OF EMPLOYMENT.

(a) “At Will” Employment. Your employment with the Company is “at will” and not for a specified term and may be terminated by you or the Company at any time for any reason, with or without cause. Except as expressly provided in subsections (c) and (d) below, upon a termination of your employment, you will only be entitled to the compensation, benefits and reimbursements described in Section 2, 3, 4 and 5 for the period preceding the effective date of the termination.

(b) Definitions. For all purposes under this Agreement, the following definitions shall apply:

(i) “Good Reason” shall mean (A) you have incurred a material reduction in your authority or responsibility, including removal of your direct reporting relationship to the Board of Directors, (B) a material reduction in Base Compensation or (C) a material breach of this Agreement by the Company. Notwithstanding the foregoing, a resignation for Good Reason shall only occur if: (1) you notify the Company in writing, within 60 days after the occurrence of one of the foregoing events, specifying the event(s) constituting “good reason” and that you intend to terminate your employment no earlier than 30 days after providing such notice; (2) the Company does not cure such condition within 30 days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition; and (3) you resign from employment within 30 days following the end of the period within which the Company was entitled to remedy the condition constituting “good reason” but failed to do so.

(ii) “Cause” shall mean (A) a substantial failure to perform your duties hereunder, other than a failure resulting from complete or partial incapacity due to physical or mental illness or impairment, (B) gross misconduct or fraud or (C) conviction of, or a plea of “guilty” or “no contest” to, a felony.

(iii) “Stock Awards” shall mean all stock options, restricted stock, and other equity awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of Company stock issued upon exercise thereof. However, “Stock Awards” does not include stock awards issued under or held in any plan sponsored by the Company that is intended to be qualified under Section 401(a) of the Internal Revenue Code (e.g., the Company’s 401(k) plan).

(iv) “Change of Control” shall mean (A) a change in the composition of the Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either: (1) had been directors of the Company 24 months prior to such change; or (2) were elected, or nominated for election, to the Board of Directors with the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or (B) any person by the acquisition or aggregation of securities of the Company is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s securities eligible to vote for the election of directors; except that any change in the relative beneficial ownership of the Company’s securities by any

3.

Mr. Vijay B. Samant

January 9, 2009

person resulting solely from a reduction in the aggregate number of outstanding shares of the Company’s stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

(v) “Disability” shall mean that you, at the time your employment is terminated, have performed substantially none of your duties under this Agreement for a period of not less than three consecutive months as the result of your incapacity due to physical or mental illness.

(c) Severance Benefits. In the event that the Company terminates your employment without Cause (and other than as a result of your death or Disability) or you resign your employment for Good Reason and such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)), and subject to your delivery to the Company of an executed release and waiver of claims in the form as the Company may require (the “Release”), within the time period set forth therein, but in no event later than forty-five days following your termination, and permitting such Release to become effective in accordance with its terms, then you will receive the following severance benefits, as your sole severance benefits (collectively, the “Severance Benefits”):

(i) 18 months of your Base Compensation in effect as of the termination date (ignoring any reduction in salary that is the basis for a Good Reason Resignation), paid in the form of salary continuation for 18 months less required deductions and withholdings, paid according to the normal payroll practice of the Company and commencing with the first regular payroll date following the effectiveness of the Release;

(ii) a lump sum cash severance payment in an amount equal to one and one-half times the amount of any annual bonus that you received in the 12-month period preceding the termination of your employment (unless your service terminates between the time a bonus is approved by the Board and paid to you, in which case the payment shall equal the amount of the annual bonus that was approved but not paid), less required deductions and withholdings, paid on the first regular payroll date following the effectiveness of the Release;

(iii) provided that you timely and accurately elect to continue your health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay the COBRA premiums for you and your qualified beneficiaries until the earliest of (A) 18 months following the termination of your employment, (B) the expiration of your continuation coverage under COBRA and any applicable state COBRA-like statute that provides mandated continuation coverage or (C) the date you become eligible for health insurance benefits of a subsequent employer. You agree to immediately notify the Company in writing of any such eligibility. For purposes of this Section references to COBRA premiums shall not include any amounts payable by you under an Internal Revenue Code Section 125 health care reimbursement plan; and

4.

Mr. Vijay B. Samant

January 9, 2009

(iv) you shall receive accelerated vesting of all unvested Stock Awards in accordance with each Stock Award vesting schedule as if you had remained employed by the Company for an additional 18 months from the date of termination.

The payments under this subsection (c)(i) and (iii) will (A) continue only so long as you do not enter into any employment or consulting arrangement or agreement (for a period of 18 months subsequent to such termination) with any company primarily involved in research, development or commercialization of a method of delivery of naked DNA into humans or animals and (B) cease in the event of your death.

(d) Change of Control Severance Benefits. If, on or within the 24 months following a Change of Control, the Company terminates your employment without Cause (and other than as a result of your death or Disability) or you resign your employment for Good Reason and such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)), and subject to your delivery to the Company of an executed Release, within the time period set forth therein, but in no event later than forty-five days following your termination, and permitting such Release to become effective in accordance with its terms, then you will receive the following change of control severance benefits, as your sole severance benefits (collectively, the “Change of Control Severance Benefits”):

(i) a lump sum cash severance payment in an amount equal to 24 months of your Base Compensation in effect as of the termination date (ignoring any reduction in salary that is the basis for a Good Reason Resignation), less required deductions and withholdings, paid on the first regular payroll date following the effectiveness of the Release;

(ii) a lump sum cash severance payment in an amount equal to one and one-half times the amount of any annual bonus that you received in the 12-month period preceding the termination of your employment (unless your service terminates between the time a bonus is approved by the Board and paid to you, in which case the payment shall equal the amount of the annual bonus that was approved but not paid), less required deductions and withholdings, paid on the first regular payroll date following the effectiveness of the Release;

(iii) provided that you timely and accurately elect to continue your health insurance benefits under COBRA, the Company shall pay the COBRA premiums for you and your qualified beneficiaries until the earliest of (i) 18 months following the termination of your employment, (ii) the expiration of your continuation coverage under COBRA and any applicable state COBRA-like statute that provides mandated continuation coverage or (iii) the date you become eligible for health insurance benefits of a subsequent employer. You agree to immediately notify the Company in writing of any such eligibility. For purposes of this Section references to COBRA premiums shall not include any amounts payable by you under an Internal Revenue Code Section 125 health care reimbursement plan; and

(iv) all Stock Awards shall vest immediately.

5.

Mr. Vijay B. Samant

January 9, 2009

(e) Parachute Payments. Anything in this Agreement to the contrary notwithstanding, if any payment or benefit you would receive from the Company pursuant to this Agreement or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion of the Payment, up to and including the total Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. If acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the your stock awards.

The Company shall appoint a nationally recognized independent accounting firm to make the determinations required hereunder, which accounting firm shall not then be serving as accountant or auditor for the individual, entity or group that effected the Change of Control. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and you within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by the Company or you) or such other time as requested by the Company or you. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and you with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. The Company shall be entitled to rely upon the accounting firm’s determinations, which shall be final and binding on all persons.

(f) Mitigation. The payments under subsection (c) above shall be reduced on a dollar-for-dollar basis by any other compensation earned by you for personal services performed as an employee or independent contractor during the 18-month period following the termination of your employment, including (without limitation) deferred compensation. You will apply your best efforts to seek and obtain other employment or consulting engagements, whether on a full- or part-time basis, during such 18-month period in order to mitigate the Company’s obligations under subsection (c) above.

(g) Section 409A. It is intended that each installment of the Severance Benefits or Change of Control Severance Benefits is a separate “payment” for purposes Section 1.409A-2(b)(2)(i) of the Treasury Regulations. For the avoidance of doubt, it is intended that payments of the Severance Benefits or Change of Control Severance Benefits satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and

6.

Mr. Vijay B. Samant

January 9, 2009

1.409A-1(b)(9) of the Treasury Regulations. However, if the Company determines that the Severance Benefits or Change of Control Severance Benefits constitute “deferred compensation” under Section 409A and you are, on your separation from service, a “specified employee” of the Company (as such term is defined in Section 409A(a)(2)(B)(i) of the Code) then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payment of the Severance Benefits or Change of Control Severance Benefits shall be delayed so that on the earlier to occur of: (i) the date that is six months and one day after your separation from service and (ii) the date of your death (such applicable date, the “Specified Employee Initial Payment Date”), the Company shall (A) pay to you a lump sum amount equal to the sum of the Severance Benefits or Change of Control Severance Benefits that you would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits or Change of Control Severance Benefits had not been so delayed pursuant to this paragraph and (B) commence paying the balance of the Severance Benefits or Change of Control Severance Benefits in accordance with the applicable payment schedules set forth in this Agreement.

Please note that this Agreement supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein, and it, together with your Stock Award agreements and Employee’s Proprietary Information and Inventions Agreement, constitutes the full, complete and exclusive agreement between you and the Company with respect to the subject matters herein. This Agreement cannot be changed unless in writing, signed by you and an authorized officer of the Company. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, and the parties will use their best efforts to find an alternative way to achieve the same result.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Sincerely,

VICAL INCORPORATED

By:	/s/ Jill M. Church
Jill M. Church
Vice President, Chief Financial Officer and Secretary

ACCEPTED AND AGREED
this 15th day of January, 2009:

/s/ Vijay B. Samant
Vijay B. Samant

7.